Exhibit 10.1

Summary Sheet of Ameren Corporation Non-Management Director Compensation

Compensation
$50,000	Base cash annual retainer payable in twelve equal installments;
1,000 Shares	Shares of the Company’s common stock to be awarded to new Directors upon election and annually to all Directors on or about January 1 of each year;
$1,500	Fee for attendance (in person or telephonically) at each meeting of the Board;
$1,500	Fee for attendance (in person or telephonically) at each meeting of Board Committees;
$10,000	Additional annual cash retainer for Lead Director;
$15,000	Additional annual cash retainer for Audit Committee Chairman;
$10,000	Additional annual cash retainer for Human Resources Committee Chairman;
$10,000	Additional annual cash retainer for Nominating and Corporate Governance Committee Chairman;
$10,000	Additional annual cash retainer for Nuclear Oversight Committee Chairman;
$10,000	Additional annual cash retainer for Public Policy Committee Chairman;
$5,000	Additional annual cash retainer for Audit Committee members; and
Customary and usual travel expenses to be reimbursed.